As filed with the Securities and Exchange Commission on November 16, 2009

                                                     Registration No. 333-162168
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A


                                  AMENDMENT #2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SAGUARO RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                      1000
            (Primary Standard Industrial Classification Code Number)

                                   26-2123838
                        (IRS Employer Identification No.)

                                   71 The Mead
                                   Darlington
                                  County Durham
                                     DL1 1EU
                                 United Kingdom

            Telephone 011-44-7753-998016 Facsimile 011-44-7006-050347

   (Address and telephone number of registrant's principal executive offices)

                               Abby L. Ertz, Esq.
                                 Ertz Law Group
                     3960 West Point Loma Blvd, Suite H-436
                               San Diego, CA 92110
                Telephone (619) 840-4566 Facsimile (619) 564-8753
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
Title of Each Class                         Proposed Maximum      Proposed Maximum
  of Securities           Amount to Be       Offering Price           Aggregate             Amount of
 to be Registered          Registered         per Share (1)        Offering Price       Registration Fee (2)
------------------------------------------------------------------------------------------------------------

Common Stock, Shares       2,000,000            $0.01                 $20,000                 $1.12
============================================================================================================

(1) This is an initial offering and no current trading market exists for our common stock. The offering price was arbitrarily determined by Saguaro Resources, Inc.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
================================================================================

                             SAGUARO RESOURCES, INC.
                                   PROSPECTUS
               2,000,000 SHARES OF COMMON STOCK AT $0.01 PER SHARE

This is the initial offering of common stock of Saguaro Resources, Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 2,000,000 shares of common stock at a price of $0.01 per share. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer and/or director, Lynn Briggs, will attempt to sell the shares. This Prospectus will permit our officer and/or director to sell the shares directly to the public with no commission or other remuneration payable to her for any shares she may sell. Ms. Briggs will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. However, there is no assurance we will be able to do so since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities. The shares will be offered at a price of $0.01 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed prior to the expiration date of the original offering to notify subscribers and potential subscribers of the extended offering period. Anyone who has subscribed to the offering prior to the extension will be notified by the company that their money will be promptly refunded prior to the expiration of the original offering unless they provide an affirmative statement that they wish to subscribe to the extended offer. The offering will end on _____________________, 200__ (date to be inserted in a subsequent amendment).

                    Offering Price                          Proceeds to Company
                      Per Share          Commissions          Before Expenses
                      ---------          -----------          ---------------
Common Stock            $0.01           Not Applicable            $20,000

Total                   $0.01           Not Applicable            $20,000

Saguaro Resources, Inc. is an exploration stage company and currently has no operations. There is a high degree of risk involved with any investment in the shares offered herein. You should only purchase shares if you can afford a loss of your entire investment. Our independent auditor has issued an audit opinion for Saguaro Resources, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. As of the date of this prospectus, our stock is presently not traded on any market or securities exchange. Further, there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES BEING OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 4 THROUGH 9 BEFORE BUYING ANY SHARES OF SAGUARO RESOURCES, INC.'S COMMON STOCK.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2009

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                       3
     General Information                                                    3
     The Offering                                                           3
RISK FACTORS                                                                4
     Risks Associated with our Company                                      4
     Risks Associated with this Offering                                    8
USE OF PROCEEDS                                                            10
DETERMINATION OF OFFERING PRICE                                            10
DILUTION                                                                   10
PLAN OF DISTRIBUTION                                                       11
     Offering will be Sold by Our Officer and Director                     11
     Terms of the Offering                                                 12
     Deposit of Offering Proceeds                                          12
     Procedures and Requirements for Subscribing                           12
DESCRIPTION OF SECURITIES                                                  12
INTEREST OF NAMED EXPERTS AND COUNSEL                                      13
DESCRIPTION OF OUR BUSINESS                                                13
     General Information                                                   13
     Competition                                                           25
     Bankruptcy or Similar Proceedings                                     25
     Reorganization, Purchase or Sale of Assets                            25
     Compliance with Government Regulation                                 25
     Patents, Trademarks, Franchises, Concessions, Royalty                 25
     Need for Government Approval for Its Products or Services             25
     Research and Development Costs during the Last Two Years              25
     Employees and Employment Agreements                                   25
DESCRIPTION OF PROPERTY                                                    25
LEGAL PROCEEDINGS                                                          25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   25
REPORT TO SECURITY HOLDERS                                                 27
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                  27
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               31
EXECUTIVE COMPENSATION                                                     32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             34
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                           34
AVAILABLE INFORMATION                                                      34
FINANCIAL STATEMENTS                                                       35
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                      35

                             SAGUARO RESOURCES, INC.
                                   71 THE MEAD
                   DARLINGTON, DURHAM DL1 1EU, UNITED KINGDOM

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," "THE COMPANY," "SAGUARO," AND "SAGUARO RESOURCES" REFER TO SAGUARO RESOURCES, INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

GENERAL INFORMATION ABOUT OUR COMPANY


Saguaro Resources, Inc. was incorporated in the State of Delaware on February 29, 2008 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues or operating history. The principal executive offices are located at 71 The Mead, Darlington, County Durham, DL1 1EU, United Kingdom. The telephone number is 011-44-7753-998016.

We received our initial funding of $12,500 through the sale of common stock to our officer and director, Lynn Briggs, who purchased 2,500,000 shares of our common stock at $0.005 per share on June 16, 2008. Our financial statements from inception (February 29, 2008) through the period ended September 30, 2009 report a net loss of $17,420 and no revenues. Our independent auditor has issued an audit opinion for Saguaro Resources, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


We currently own a 100% undivided interest in a mineral property, the Sky 1-4 Mineral Claims (known as the "Sky Property"). The Sky Property consists of an area of 82.64 acres located in the Lida Quadrangle, Esmeralda County, Nevada. Title to the Sky Property is held by Saguaro Resources, Inc. Our plan of operation is to conduct mineral exploration activities on the property in order to assess whether it contains mineral deposits capable of commercial extraction.

We have not earned any revenues to date and we do not anticipate earning revenues until such time as we enter into commercial production of our mineral property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our property. Moreover, if such deposits are discovered, there is no guarantee that we will enter into further substantial exploration programs.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

THE OFFERING

The Issuer:                  Saguaro Resources, Inc.

Securities Being Offered:    2,000,000 shares of common stock.

Price per Share:             $0.01

Offering Period:             The shares are offered for a period not to exceed
                             180 days, unless extended by our board of directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. Anyone who has subscribed to the offering prior to the extension will be notified by the company that their money will be promptly refunded prior to the expiration of the original offering unless they provide an affirmative statement that they wish to subscribe to the extended offer.

Net Proceeds:                $20,000

Securities Issued
and Outstanding:             2,500,000 shares of common stock were issued and
                             outstanding as of the date of this prospectus.

Registration Costs:          We estimate our total offering registration costs
                             to be $6,000.

Risk Factors:                See "Risk Factors" and the other information in
                             this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this entire prospectus before investing in our common stock. If any of the following risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks. This could result in you losing all or part of your investment.

RISKS ASSOCIATED WITH OUR COMPANY

WE ARE AN EXPLORATION STAGE COMPANY, BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIMS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on February 29, 2008 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim. We have not yet commenced exploration on the Sky Property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if mineral production is not forthcoming from the claims, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. AS A RESULT, OUR ACCOUNTANT BELIEVES THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


We have accrued net losses of $17,420 for the period from our inception to September 30, 2009, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern. Stan J.H. Lee, CPA, our independent auditor, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our auditor's comments when determining if an investment in Saguaro Resources, Inc. is appropriate.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.


We are an exploration stage company with no revenues or operating activities. Our current operating funds are less than necessary to complete the intended exploration program on our mineral claims; as of September 30, 2009, we had cash in the amount of $1,050. We will need the funds from this offering to complete our business plan; without them our business will likely fail.


BECAUSE OF THE UNIQUE DIFFICULTIES AND UNCERTAINTIES INHERENT IN MINERAL EXPLORATION VENTURES, WE FACE A HIGH RISK OF BUSINESS FAILURE.

You should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The Sky Property does not contain a known body of any commercial minerals and, therefore, any program conducted on the Sky Property would be an exploratory search of any minerals. There is no certainty that any expenditures made in the exploration of the Sky Property will result in discoveries of any commercial quantities of minerals. Most exploration projects do not result in the discovery of commercially mineable mineral deposits. Problems such as unusual or unexpected formations and other conditions are common to mineral exploration activities and often result in unsuccessful exploration efforts. If the results of our exploration program do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration. Our ability to acquire additional claims will be dependent upon our possessing adequate capital resources when needed. If no funding is available, we may be forced to abandon our operations.

WE HAVE NO KNOWN MINERAL RESERVES AND IF WE CANNOT FIND ANY, WE MAY HAVE TO CEASE OPERATIONS.

We have no mineral reserves. If we do not find any commercially exploitable mineral reserves or if we cannot complete the exploration of any mineral reserves, either because we do not have the money to do so or because it is not economically feasible to do so, we may have to cease operations and you may lose your investment. Mineral exploration is highly speculative. It involves many risks and is often non-productive. Even if we are able to find mineral reserves on our property our production capability will be subject to further risks including:

     - The costs of bringing the property into production including exploration work, preparation of production feasibility studies, and construction of production facilities, all of which we have not budgeted for;
     -    The availability and costs of financing;
     -    The ongoing costs of production; and
     -    Risks related to environmental compliance regulations and restraints.

The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the lack of milling facilities and processing equipment near the Sky Property, and other factors such as government regulations, including regulations relating to allowable production, the importing and exporting of minerals, and environmental protection.

Given the above noted risks, the chances of our finding and commercially exploiting reserves on our mineral properties are remote and funds expended on exploration will likely be lost.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no insurance to cover against these hazards. The payment of such liabilities may result in our inability to complete our planned exploration program and/or obtain additional financing to fund our exploration program.

AS WE UNDERTAKE EXPLORATION OF OUR MINERAL CLAIMS, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

     (a)  Water discharge will have to meet drinking water standards;
     (b)  Dust generation will have to be minimal or otherwise re-mediated;
     (c) Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;
     (d) An assessment of all material to be left on the surface will need to be environmentally benign;
     (e)  Ground water will have to be monitored for any potential contaminants;
     (f) The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be remediated; and
     (g) There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. If remediation costs exceed our cash reserves we may be unable to complete our exploration program and have to abandon our operations.

BECAUSE OUR SOLE OFFICER AND/OR DIRECTOR DOES NOT HAVE ANY FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our sole officer and director is Lynn Briggs. Ms. Briggs has no formal training as a geologist or in the technical aspects of management of a mineral exploration company. Her prior business experiences have primarily been in research and reporting. With no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

BECAUSE OUR CURRENT OFFICER/DIRECTOR HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Ms. Briggs, our officer/director, currently devotes approximately 4-5 hours per week providing management services to us. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our executive officer and director will own 55.5% of our common stock. She will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Her interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

OUR OFFICER AND DIRECTOR, LYNN BRIGGS, RESIDES OUTSIDE THE UNITED STATES MAKING IF DIFFICULT TO EFFECT SERVICE OF PROCESS UPON HER.

Since our officer and director resides outside the United States, substantially all or a portion of her assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon her or to enforce against her judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

THERE IS A RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves. There is the possibility that our claim does not contain any reserves, resulting in any funds spent on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE SKY PROPERTY, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose any investment you make in this offering.

IF OUR EXPLORATION PROGRAM IS SUCCESSFUL IN ESTABLISHING ORE OF COMMERCIAL TONNAGE AND GRADE, WE WILL REQUIRE ADDITIONAL FUNDS IN ORDER TO ADVANCE THE CLAIM INTO COMMERCIAL PRODUCTION.

The most likely source of future funds is through the sale of equity capital. Any sale of share capital to raise operating funds will result in dilution to existing shareholders.

IF ACCESS TO OUR MINERAL CLAIMS IS RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

It is possible that snow or rain could cause the mining roads providing access to our claims to become impassable. If the roads are impassable we would be delayed in our exploration timetable.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY ORE WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

Our success will be dependent on the growth of demand for ores. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.


OUR CONSULTING GEOLOGIST, MR. JAMES MCLEOD, HAS WORKED WITH A NUMBER OF EXPLORATION STAGE COMPANIES WHICH HAVE NOT MOVED FORWARD IN THEIR EXPLORATION ACTIVITIES.

We are dependent on the expertise of our consulting geologist in geology and exploration. Since 1999, Mr. McLeod has been an officer, director, or geologist for over twenty companies, most of which have not moved forward with exploration activities, and at least five of which have changed businesses and completely abandoned exploration activities. If we do not move forward with our exploration activities or our exploration activities do not have favorable results our business could fail.


RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officer/director, who will receive no commissions. Ms. Briggs will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-The-Counter Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filing with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet her filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Saguaro Resources, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT, THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

UPON PURCHASING SHARES IN OUR COMPANY, YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired her shares at a cost of $.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (2,500,000 shares) will be increased by $0.004 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.01 per share to $0.005 per share). As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.005 per share, reflecting an immediate reduction in the $0.01 per share paid for their shares.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR U.S. SECURITIES AND EXCHANGE COMMISSION REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $6,000 cost of this registration statement to be paid from existing cash on hand. If necessary, Ms. Briggs, our director, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the U.S. Securities and Exchange Commission. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

MS. BRIGGS, THE DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING, SHE WILL OWN 55.5% OF THE OUTSTANDING SHARES. IF SHE CHOOSES TO SELL HER SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Ms. Briggs' share ownership in our company, if she chooses to sell her shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If she does sell any of her common stock, she will be subject to Rule 144 under the 1933 Securities Act which will restrict her ability to sell her shares.

                                USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this offering will be $20,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering:

                                                       Planned Expenditures Over
               Category                                   The Next 12 Months
               --------                                   ------------------

     Phase 1 Exploration Program                                $ 8,500
     Legal & Accounting                                         $ 9,250
     Administrative Expenses                                    $ 2,250
                                                                -------
     TOTAL PROCEEDS TO COMPANY                                  $20,000
                                                                =======


We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Ms. Briggs, our director, has verbally agreed to loan the company funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement, offering costs and operation expenses, however, she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. She has also agreed to pay for reclamation costs in the event we experience a shortage of funds during exploration and abandon the claims. We will require full funding to implement our complete business plan.


                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately-held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.


As of September 30, 2009, the net tangible book value of our shares was ($4,970) or ($0.002) per share, based upon 2,500,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering, other than that resulting from the sale of the shares and receipt of the total proceeds of $20,000, the net tangible book value of the 4,500,000 shares to be outstanding will be $15,080 or approximately $.003 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (2,500,000 shares) will be increased by $0.005 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of

$.02 per share) of $0.007 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.003 per share. After completion of the offering, the existing shareholder will own 55.5% of the total number of shares then outstanding, for which she will have made an investment of $12,500.00 or $.005 per share. Upon completion of the offering, the purchasers of these shares offered hereby will own 44.5% of the total number of shares then outstanding, for which they will have made a cash investment of $20,000.00, or $0.01 per share.


The following table illustrates the per share dilution to the new investors:


     Public Offering Price Per Share                         $.01
     Net Tangible Book Value Prior to this Offering          $.002
     Net Tangible Book Value After Offering                  $.003
     Immediate Dilution per Share to New Investors           $.007


The following table summarizes the number and percentages of shares purchased, the amount and percentage of consideration paid, and the average price per share paid by our existing stockholder and by new investors in this offering:

                           Price Per  Total Number of  Percent of  Consideration
                             Share      Shares Held    Ownership       Paid
                             -----      -----------    ---------       ----

     Existing Shareholder    $.005       2,500,000        55.5       $12,500
     Investors in this
      Offering               $.01        2,000,000        44.5       $20,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND/OR DIRECTOR

This is a self-underwritten offering. This prospectus permits our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. There are no plans or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer/director, Ms. Lynn Briggs, will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer /director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer/director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,
     b. Our officer/director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transaction in securities; and
     c. Our officer/director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and
     d. Our officer/director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a) (4)(iii).

Our officer/director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the effective date of the registration statement, of which this prospectus is a part, and will continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. Anyone who has subscribed to the offering prior to the extension will be notified by the company that their money will be promptly refunded prior to the expiration of the original offering unless they provide an affirmative statement that they wish to subscribe to the extended offer.

DEPOSIT OF OFFERING PROCEEDS

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $20, 000 has been received. At that time, the funds will be transferred to our business account for use in implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the "Risk Factors" section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe to any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank money order made payable to Saguaro Resources, Inc. Subscriptions, once received by the company, are irrevocable.

                            DESCRIPTION OF SECURITIES

GENERAL


Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share. As of September 30, 2009, there were 2,500,000 shares of our common stock of our common stock issued and outstanding that were held by one (1) registered stockholder of record.


COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holder of more than 50% of such outstanding shares, voting for the election of director, can elect all of the directors to be elected, if she so chooses, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 55.5 % of the outstanding shares.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Abby L. Ertz, Esq. has passed upon the validity of the shares being offered and certain other legal matters.


Stan J.H. Lee, CPA, our independent certified public accountant, has audited our financial statements, for the year ended June 30, 2009, included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Stan J.H. Lee, CPA, has presented its report with respect to our audited financial statements. The report of Stan J.H. Lee, CPA, is included in reliance upon their authority as experts in accounting and auditing.


James W. McLeod, P. Geo. is our consulting geologist. Mr. McLeod is a consulting professional geologist in the Geological Section and is a member in good standing of the Association of Professional Engineers and Geoscientists in British Columbia, Canada. Mr. McLeod's consent is attached to this prospectus as an exhibit.

                           DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Saguaro Resources, Inc. was incorporated in Delaware on February 29, 2008 to engage in the business of acquisition, exploration and development of natural resource properties. Lynn Briggs was appointed sole officer/director of the company and the Board voted to seek capital and begin development of our business plan. We received our initial funding of $12,500 through the sale of common stock to Ms. Briggs who purchased 2,500,000 shares of our Common Stock at $0.005 per share on June 16, 2008.

We are an exploration stage company with no revenues or operating history. We currently own a 100% undivided interest in the Sky 1-4 Mineral Claims located in Esmeralda County, Nevada that we call the "Sky Property." We intend to conduct mineral exploration activities on the Sky Property in order to assess whether it contains any commercially exploitable mineral reserves. Currently there are no known mineral reserves on the property. We have not earned any revenues to date, and our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report prepared by James W. McLeod, P. Geo. dated June 20, 2008.

There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of silver, gold and other minerals. The Sky Property consists of four contiguous, located, lode mineral claims, comprising a total of
82.64 acres and lies in the west central part of Nevada in the Lida Quadrangle,

Esmeralda County, Nevada. The region is known for its historic production of lode silver and gold. If our claims do not contain any reserves, all funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposit exist on our mineral claims, that we will discover commercially exploitable levels of mineral resources on our property, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mineral claims possess commercially exploitable mineral deposits. If our claims do not contain any reserves, all funds that we spend on exploration will be lost.

ACQUISITION OF THE SKY MINERAL CLAIMS

In June, 2008, we purchased a 100% undivided interest in the Sky 1-4 Mineral Claims for a price of $3,500 from Western Minerals, Inc. The claims are staked and recorded in the name of Saguaro Resources, Inc. and are in good standing until September 1, 2010. The company is required each year to apply to the Bureau of Land Management to extend the claims for an additional year. The company paid $40 to the Bureau of Land Management for the Maintenance Fee Waiver Certification and also filed an Affadavit of Annual Assessment Work with Esmeralda County and paid $46 in fees..

We engaged James W. McLeod, P. Geo. of Western Minerals, Inc., to prepare a geological evaluation report on the Sky Property and paid him $3,500 for the report. Mr. McLeod is a consulting professional engineer in the Geological Section of the Association of Professional Engineers and Geoscientists of British Columbia and a Fellow of the Geological Association of Canada. Mr. McLeod attended the University of British Columbia and holds a Bachelor of Science degree in geology.

The work completed by Mr. McLeod in preparing the geological report consisted of a review of geological data from previous exploration within the region. The acquisition of this data involved the research and investigation of historical files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims.

We received the geological evaluation report on the Sky Property entitled "Review and Recommendations, Sky 1-4 Mineral Claims, Lida Quadrangle 71/2'Map, Esmeralda County, Nevada, USA" prepared by Mr. McLeod on June 20, 2008. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims. The description of the Sky Property provided below is based on Mr. McLeod's report.

                       [MAP SHOWING THE PROPERTY LOCATION]

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

In addition to the state regulations, federal regulations require a yearly maintenance fee to keep the claims in good standing. In accordance with Federal regulations, the Sky Property is in good standing to September 1, 2010. A yearly maintenance fee of $125 is required to be paid to the Bureau of Land Management prior to the expiry date to keep the claims in good standing for an additional year.



DESCRIPTION OF PROPERTY

The property owned by Saguaro Resources, Inc., on which the net proceeds of the offering will be spent, is the Sky 1-4 Mineral Claims which is comprised of four contiguous claims totaling 82.64 acres, located in the Lida Quadrangle, Esmeralda County, Nevada, USA.

The Sky 1-4 mineral claim area is situated 22 airmiles south-southwest of the Town of Goldfield, Nevada. The claims are motor vehicle accessible from the Town of Goldfield by traveling 15 miles south along Highway 95 to the Lida (Cottontail), Highway 266 junction that is then taken to the west for 15 miles to a good gravel road traveling north from the highway. This road is taken 2 miles to the Sky 1-4 mineral claims.

The claims were recorded with the County and the Bureau of Land Management. We have made a filing that discloses our intent to do field work and record it as assessment work with the Bureau of Land Management, Reno, Nevada.

                        [MAP SHOWING THE CLAIM LOCATION]

CLIMATE AND GENERAL PHYSIOGRAPHY

The area experiences about 4" - 8" of precipitation annually of which about 10% may occur as a snow equivalent this amount of precipitation suggests a climatic classification of arid to semi-arid. The summers can experience hot weather, middle 60's to 70's F(degree) average with high spells of 100+F(degree) while the winters are generally more severe than the dry belt to the west and can last from December through February. Temperatures experienced during mid-winter average, for the month of January, from the high 20's to the low 40's F(degree) with low spells down to -20 F(degree).

The physiography of the Sky property is very low east-sloping terrain. The general area with many broad open valleys and moderately high mountain ridges hosts sagebrush and other desert plants on the low hill slopes.

The claim area ranges in elevation from 5,280' - 5,380' mean sea level. The physiographic setting of the property can be described as open desert in a broad valley within a mosaic of moderately rugged mountains on the west and east well beyond the claim boundaries. The area has been surficially altered both by fluvial and wind erosion and the depositional (drift cover) effects of in-filling. Thickness of drift cover in the valleys may vary considerably.

INFRASTRUCTURE

The Towns of Tonopah and Goldfield offer much of the necessary infrastructure required to base and carry-out an exploration program (accommodations, communications, equipment and supplies). Larger or specialized equipment can likely be acquired in the City of Las Vegas lying 209 miles south of Tonopah and 183 miles south of Goldfield by paved road (Highway 95).

Infrastructure such as highways and secondary roads, communications, accommodations and supplies that are essential to carrying-out an exploration and development program are at hand in Goldfield.



REGIONAL GEOLOGY

The regional geology of Nevada is depicted as being underlain by all types of rock units. These appear to range from oldest to youngest in an east to west direction, respectively. Some of the oldest units are found to occur in the southeast corner of the State along the Colorado River. The bedrock units often exhibit a north-south fabric of alternating east-west ranges and valleys. This feature may suggest E-W compression that may have expression as low angle thrust faults on walls of some canyons. Faulting plays a large part in many areas of Nevada and an even larger part in the emplacement of mineral occurrences and ore bodies.

                       [MAP SHOWING THE REGIONAL GEOLOGY]

                  [GRAPHIC LEGEND FOR THE REGIONAL GEOLOGY MAP]

LOCAL GEOLOGY

The local geology about the Sky property which lies approximately 22 airmiles south-southwest of Goldfield, Nevada is seen to occur in a basin-type area of considerable length and width that is surrounded by rock exposure ridges and ranges containing some fairly high peaks. This basin area appears to trend in the direction of from NE of Lida, NV toward the SW of Goldfield, NV some 12-15 miles with an intervening bedrock ridge close to the southern and northern ends of the basin. Near Lida there are a concentration of observed thrust faults while on the Goldfield end there are more high angle faults. In the southern area of the basin near Mount Jackson are observed arcuate-shaped faults and rock unit contacts. It is felt that in an area expressing such noticeable structural changes and relevant peripheral geology that the setting may have been conducive to hydrothermal solutions offering mineralization.

PROPERTY GEOLOGY AND MINERALIZATION

The geology of the Sky property area may be described as being underlain by Quaternary aged and/or desert wash, collovium, alluvium and playa deposits. This younger covered basin within a larger surrounding area of rock exposure and some known mineral occurrences exhibits a good geological setting and a target area in which to conduct mineral exploration.

By far the largest production in the County comes from the vein-type of gold and silver occurrences in quartz fissure vein replacement in either pre-Tertiary volcanic or Tertiary volcanic host rocks.



EXPLORATION

Geophysics of the Sky 1-4 Mineral Claims

The aeromagnetic results shown in the following figure are from a survey after U.S.G.S. map GP-753.

The Sky property is seen to lie in a covered basin area between two subtle west-east trending magnetic "highs". There is not much change evident in gradient in the claim area in this in-filled basin of unknown depth, but possibly related to a structural feature that could reflect a rock contact or alteration zone. Ground geophysical surveys may add more detail to our understanding of the possible potential of the claim area.

                    [MAP SHOWING THE AEROMAGNETIC RESULTS]

DRILLING

No drilling appears to have taken place on the area covered by the Sky 1-4 Mineral Claims.

SAMPLE METHOD AND APPROACH

Standard sampling methods are utilized, for example a rock sample would be acquired from the rock exposure with a hammer. The sample will be roughly 2"x2"x2" of freshly broken material. The sample grid location is recorded with a global positioning system (GPS) that is marked in the logbook after a sample number has been assigned. The sample number would be impressed on an aluminum tag and on a flagging that will be affixed at the sample site for future location.

RESULTS

As exploration work could be conducted and assessed, a decision would be made as to its importance and priority. The next phase of work will be determined by the results from the preceding one. At this point, it is necessary to suggest that a two phase exploration approach be recommended.

SAMPLE PREPARATION, ANALYSES AND SECURITY

Our rock exposure samples would be taken with known grid relationships that have been tied-in with a hand held global positioning system (GPS).

The samples would be in the possession of the field supervisor of the exploration project.

The relatively new and proprietary method for sampling and analyses called mobile metal ions (MMI) may be very useful in our exploration endeavors. The samples in the desert climates are taken consistently from between 4" and 8" in the soil layer below the organic zone. The samples undergo selective digestion with subsequent analyses for the chosen metal package. The cost of taking the MMI samples and the analyses are more expensive than standard method, but some studied results have been encouraging. All analyses and assaying will be carried-out in a certified laboratory.

DATA VERIFICATION

Previous exploration has not been conducted on this mineral claim area by the geologist, but its good geological setting and interesting aeromagnetic data encourages the recommendation to conduct exploration work on the property. The geologist is confident any information included in his report is accurate and can be utilized in planning further exploration work.

ADJACENT PROPERTIES

The Sky property does have immediately adjacent mineral properties staked about them by un-related persons or parties.

MINERAL PROCESSING AND METALLURGICAL TESTING

No mineral processing or metallurgical testing analyses have been carried out on the Sky Property.

MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

No mineralization has been encountered to date by geologist and no calculation of any reliable mineral resource or reserve, conforming to currently accepted standards, could be undertaken at this time.

OTHER RELEVANT DATA AND INFORMATION

All relevant data and information concerning the Sky Property has been presented in the geology report.

INTERPRETATION AND CONCLUSIONS

The object of the recommendations made in this report are to facilitate in the possible discovery of a large, possibly lower grade mineral deposit of base and/or precious metals or other minerals of economic consideration that have open pit and/or underground mining potential. If such a deposit exists, it may occur under the drift or overburden covered areas of the Sky 1-4 mineral claims.

RECOMMENDATIONS

The geologist believes that the known mineralization encountered to date in neighboring areas is possibly indicative of a larger mineralized system in the general area. The drift covered parts of the property offer a good exploration target because of the possibility of mineralization, good geological setting and generally a lack of exploration testing. Also, remote sensing such as aeromagnetics may indicate possible exploration areas of interest within the Sky 1-4 mineral claims.

Detailed prospecting, mapping and reconnaissance MMI soil geochemical surveys of the claim area should be undertaken if and when the Company is in a position to do so. The following two phase exploration proposal and cost estimate is offered with the understanding that consecutive phases are contingent upon positive and encouraging results being obtained from each preceding phase:

PHASE 1

Detailed prospecting, mapping and soil geochemistry.
The estimated cost for this program is all inclusive.
The timeline for accomplishing this phase of fieldwork
including the turn-around time on analyses is approximately
two months                                                               $ 8,500

PHASE 2

Magnetometer and VLF electromagnetic, grid controlled
surveys over the areas of interest determined by the
Phase 1 survey. Included in this estimated cost is
transportation, accommodation, board, grid installation,
two geophysical surveys, maps and report                                   9,500
                                                                         -------

                                    Total                                $18,000
                                                                         =======

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claims. Readily available commodities markets exist in the U.S. and around the world for the sale of gold, silver and other minerals. Therefore, we will likely be able to sell any gold, silver or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in Nevada specifically. We will also be subject to the regulations of the Bureau of Land Management.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, Lynn Briggs, who currently devotes 4-5 hours per week to company matters and after receiving funding she plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently operating out of the premises of our President, Lynn Briggs on a rent free basis during our exploration stage. The office is at 71 The Mead, Darlington, County Durham DL1 1EU, United Kingdom. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the FINRA system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     - contains a toll-free telephone number for inquiries on disciplinary actions;
     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that She is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                           REPORT TO SECURITY HOLDERS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

The company's stock transfer agent is Columbia Stock Transfer.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


We have generated no revenue since inception and have incurred $17,420 in expenses through September 30, 2009.

The following table provides selected financial data about our company for the period from the date of incorporation through September 30, 2009. For detailed financial information, see the financial statements included in this prospectus.

                 Balance Sheet Data:       09/30/2009
                 -------------------       ----------

                 Cash                       $ 1,050
                 Total assets               $ 1,050
                 Total liabilities          $ 5,970
                 Shareholders' equity       $(4,920)


Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds for minimal operating costs, completion of the registration process, offering costs and reclamation of the property if necessary.
                                PLAN OF OPERATION

GOING CONCERN

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.


Our current cash balance is $1,050. We believe our cash balance is sufficient to fund our limited levels of operations until we receive funding. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for minimal operating costs, completion of the registration process and offering costs, however she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. She has also agreed to pay for reclamation costs in the event we experience a shortage of funds during exploration and abandon the claims. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $12,500 in equity securities to pay for our minimum level of operations.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of gold, silver and other minerals. There is the possibility that our claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will be required to expend substantial funds to bring our claims to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of the exploration program on our claims consisting of geological mapping, soil sampling and rock sampling. In addition to the $8,500 we anticipate spending for Phase 1 as outlined below, we anticipate spending an additional $9,250 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and $ 2, 250 in general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $20,000, which is the amount to be raised in this offering. If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement, offering costs and operation expenses, however, she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. She has also agreed to pay for reclamation costs in the event we experience a shortage of funds during exploration and abandon the claims. We will require the funds from this offering to proceed.

We engaged Mr. James W. McLeod, P. Geo., to prepare a geological evaluation report on the Sky Property. Mr. McLeod's report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration in the claim areas. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims. The exploration program recommended by Mr. McLeod is as follows:

PHASE 1

Detailed prospecting, mapping and soil geochemistry.
The estimated cost for this program is all inclusive.
The timeline for accomplishing this phase of fieldwork
including the turn-around time on analyses is approximately
two months                                                               $ 8,500

PHASE 2

Magnetometer and VLF electromagnetic, grid controlled
surveys over the areas of interest determined by the
Phase 1 survey. Included in this estimated cost is
transportation, accommodation, board, grid installation,
two geophysical surveys, maps and report                                   9,500
                                                                         -------

                                    Total                                $18,000
                                                                         =======

If we are successful in raising the funds from this offering we plan to commence Phase 1 of the exploration program on the claims in the spring of 2010. We have a verbal agreement with James McLeod, the consulting geologist, who prepared the geology report on our claims, to retain his services for our planned exploration program. We expect this phase to take two weeks to complete and an additional three months for the consulting geologist to receive the results from the assay lab and prepare his report. If Phase 1 of the exploration program is successful, we anticipate commencing Phase 2 in winter of 2010 or spring 2011. We expect this phase to take three weeks to complete and an additional three months for the consulting geologist to receive the results from the assay lab and prepare his report.

The above program costs are management's estimates based upon the recommendations of the professional consulting geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

We will require additional funding to proceed with any subsequent work on the claims, we have no current plans on how to raise the additional funding. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work after the first phase of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first phase of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to us for the second phase of our exploration program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.


Our director has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay for professional fees, including fees payable in connection with the filing of this registration statement, offering costs and operation expenses, however, she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. She has also agreed to pay for reclamation costs in the event we experience a shortage of funds during exploration and abandon the claims.


The property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Sky 1-4 Mineral Claims. We have not carried out any exploration work on the claims and have incurred no exploration costs.


We received our initial funding of $12,500 through the sale of common stock to Lynn Briggs, our officer and director, who purchased 2,500,000 shares of our common stock at $0.005 per share on June 16, 2008. From inception until the date of this filing we have had no operating activities. Our financial statements from inception through the year ended September 30, 2009 report no revenues and a net loss of $17,420.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The Company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probably reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated

Depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and title of our executive officer/director is as follows:

     Name and Address of Executive
       Officer and/or Director        Age                Position
       -----------------------        ---                --------

            Lynn Briggs               57       President, Secretary, Treasurer
            71 The Mead                        and Director
            Darlington,
            County Durham
            DL1 1EU
            United Kingdom

Lynn Briggs is the promoter of Saguaro Resources, Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Ms. Briggs has no formal training as a geologist or in the technical or managerial aspects of management of a mineral exploration company. Her prior business experiences have primarily been in research and reporting and not in the mineral exploration industry. Accordingly, we will have to rely on the technical services of others to advise us on the managerial aspects specifically associated with a mineral exploration company. We do not have any employees who have professional training or experience in the mining industry. We rely on independent geological consultants to make recommendations to us on work programs on our property, to hire appropriately skilled persons on a contract basis to complete work programs and to supervise, review, and report on such programs to us.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until her successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Delaware Revised Statutes. Our officer is appointed by our Board of Directors and holds office until removed by the Board. The Board of Directors has no nominating, auditing or compensation committees.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our officer and/or director, Ms. Lynn Briggs. Ms. Briggs currently devotes approximately 4-5 hours per week to company matters. After receiving funding per our business plan Ms. Briggs intends to devote as much time as the Board of Directors deem necessary to manage the affairs of the company.

Ms. Briggs has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Ms. Briggs has not been convicted in any criminal proceeding (excluding traffic violations) nor is she subject of any currently pending criminal proceeding.

We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place. We have a verbal arrangement with the consulting geologist currently conducting the exploratory work on the Sky Property. We pay the consulting geologist the usual and customary rates received by geologists performing similar consulting services.

RESUME

Lynn Briggs - Ms. Briggs serves as President and Director of Saguaro Resources, Inc. from 2008 to current. From 2006 to current, Ms. Briggs writes articles for the Northern Echo, a newspaper located in Darlington, County Durham. From 2001 to current, she serves as a researcher for Mr. Mike Amos, a reporter with the Northern Echo, Darlington, County Durham. Ms. Briggs was store supervisor from 1996-2000 for HMV Records in Strongsville, Ohio. She currently serves as volunteer with the Royal Theatrical Fund, London from 2004 to current.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

Currently, Lynn Briggs, our officer and director, receives no compensation for her services during the exploration stage of our business operations. She is reimbursed for any out-of-pocket expenses that she incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently no such plans have been approved. We do not have any employment agreements in place with our sole officer and director. We also do not currently have any benefits, such as health or life insurance, available to our employees.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
Lynn Briggs,    2008     0         0           0            0          0            0             0         0
President,
CEO, CFO
and Director

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------

Lynn          0              0              0           0           0           0            0           0            0
Briggs

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----
Lynn Briggs         0         0           0            0                0               0            0

There are no current employment agreements between the company and its officer/director.

On June 16, 2008, a total of 2,500,000 shares of common stock were issued to Lynn Briggs in exchange for cash in the amount of $12,500 or $0.005 per share. The terms of this stock issuance was as fair to the company, in the opinion of the board of director, as if it could have been made with an unaffiliated third party.

Ms. Briggs currently devotes approximately 4-5 hours per week to manage the affairs of the company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 30, 2009 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.


                                                               Amount and Nature      Percentage of
                                                                 of Beneficial           Common
Title of Class     Name and Address of Beneficial Owner            Ownership             Stock(1)
--------------     ------------------------------------            ---------             --------
Common Stock             Lynn Briggs, Director                     2,500,000               100%
                         71 The Mead                                 Direct
                         Darlington,
                         County Durham
                         DL1 1EU
                         United Kingdom

Common Stock             Officer and/or director as a Group        2,500,000               100%

HOLDERS OF MORE THAN 5% OF OUR COMMON STOCK

----------

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on September 30, 2009. As of September 30, 2009, there were 2,500,000 shares of our common stock issued and outstanding.


FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 2,500,000 shares have been issued to the existing stockholder, all of which are held by our sole officer/director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any current plans to sell her shares after this offering is complete.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lynn Briggs is our sole officer/director. We are currently operating out of the premises of Ms. Briggs on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

On June 16, 2008, the Company issued a total of 2,500,000 shares of common stock to Lynn Briggs for cash at $0.005 per share for a total of $12,500.


As of September 30, 2009 Ms. Briggs had advanced the company funds in the amount of $5,245. This loan is interest free and payable on demand.


We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim\ for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K and other information with the Commission. Such reports, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements of Saguaro Resources, Inc. for the year ended June 30, 2009 and related notes, included in this prospectus have been audited by Stan J.H. Lee, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.


The financial statements of Saguaro Resources, Inc. for the period ended September 30, 2009 and related notes, included in this prospectus have been prepared by the company and reviewed by Stan J.H. Lee, CPA.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

                             Stan Jeong-Ha Lee, CPA
              2160 North Central Rd Suite 203 * Fort Lee * NJ 07024
                  P.O. Box 436402 * San Ysidro * CA 92143-9402
               619-623-7799 * Fax 619-564-3408 * stan2u@gmail.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Saguaro Resources, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Saguaro Resources, Inc. as of June 30, 2009 and 2008 and the related statements of operation, changes in shareholders' equity and cash flows for year ended June 30, 2009 and the period from February 29, 2008 (inception) to June 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Saguaro Resources, Inc. as of June 30, 2009 and 2008, and the results of its operation and its cash flows for the year ended June 30, 2009 and period from February 29, 2008 (inception) to June 30, 2008 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stan J.H. Lee, CPA
---------------------------------
Stan J.H. Lee, CPA
Fort Lee, NJ 07024
July 12, 2009


          Registered with the Public Company Accounting Oversight Board Member of New Jersey Society of Certified Public Accountants

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                                 Balance Sheet
--------------------------------------------------------------------------------

                                                                    As of              As of
                                                                   June 30,           June 30,
                                                                     2009               2008
                                                                   --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $  4,925           $  5,750
                                                                   --------           --------
TOTAL CURRENT ASSETS                                                  4,925              5,750

OTHER ASSETS                                                             --                 --
                                                                   --------           --------

TOTAL OTHER ASSETS                                                       --                 --
                                                                   --------           --------

      TOTAL ASSETS                                                 $  4,925           $  5,750
                                                                   ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Advances from Officers                                           $  3,250           $    250
                                                                   --------           --------
TOTAL CURRENT LIABILITIES                                             3,250                250

      TOTAL LIABILITIES                                               3,250                250

STOCKHOLDERS' EQUITY
  Common stock, ($0.0001 par value, 100,000,000 shares
   authorized; 2,500,000 shares issued and outstanding
   as of June 30, 2009 and June 30, 2008                                250                250
  Additional paid-in capital                                         12,250             12,250
 Deficit accumulated during development stage                       (10,825)            (7,000)
                                                                   --------           --------
TOTAL STOCKHOLDERS' EQUITY                                            1,675              5,500
                                                                   --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $  4,925           $  5,750
                                                                   ========           ========


                        See Notes to Financial Statements

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                   February 29, 2008    February 29, 2008
                                                                     (inception)          (inception)
                                                Year Ended             through              through
                                                  June 30,             June 30,             June 30,
                                                    2009                 2008                 2009
                                                 ----------           ----------           ----------
REVENUES
  Revenues                                       $       --           $       --           $       --
                                                 ----------           ----------           ----------
TOTAL REVENUES                                           --                   --                   --

GENERAL & ADMINISTRATIVE EXPENSES                     3,825                   --                3,825
                                                 ----------           ----------           ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES              (3,825)                  --               (3,825)
                                                 ----------           ----------           ----------
OTHER INCOME (EXPENSE)
  Impairement of Mining Rights                           --               (7,000)              (7,000)
                                                 ----------           ----------           ----------
TOTAL OTHER INCOME (EXPENSE)                             --               (7,000)              (7,000)
                                                 ----------           ----------           ----------

NET INCOME (LOSS)                                $   (3,825)          $   (7,000)          $  (10,825)
                                                 ==========           ==========           ==========

BASIC EARNINGS PER SHARE                         $    (0.00)          $    (0.00)
                                                 ==========           ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                        2,500,000            2,500,000
                                                 ==========           ==========


                        See Notes to Financial Statements

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                  Statement of changes in Shareholders' Equity
--------------------------------------------------------------------------------

                                                                                             Deficit
                                                       Common Stock         Additional       During
                                                    -------------------       Paid-in      Development
                                                    Shares       Amount       Capital         Stage         Total
                                                    ------       ------       -------         -----         -----
BALANCE, FEBRUARY 29, 2008 (INCEPTION)                   --      $   --      $     --      $      --       $     --

Commn stock issued, June 16, 2008                 2,500,000         250        12,250             --         12,500

Loss for the period beginning
 February 29, 2008 (inception)
 to June 30, 2008                                                                             (7,000)        (7,000)
                                                 ----------      ------      --------      ---------       --------

BALANCE, JUNE 30, 2008                            2,500,000         250        12,250         (7,000)         5,500
                                                 ==========      ======      ========      =========       ========

Loss for the fiscal year ended June 30, 2009                                                  (3,825)        (3,825)
                                                 ----------      ------      --------      ---------       --------

BALANCE, JUNE 30, 2009                            2,500,000      $  250      $ 12,250      $ (10,825)      $  1,675
                                                 ==========      ======      ========      =========       ========


                       See Notes to Financial Statements

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                      February 29, 2008    February 29, 2008
                                                                                        (inception)          (inception)
                                                                     Year Ended           through              through
                                                                       June 30,           June 30,             June 30,
                                                                         2009               2008                 2009
                                                                       --------           --------             --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                    $ (3,825)          $ (7,000)            $(10,825)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Increase(Decrease) in Accounts payable and accrued liabilities
    Increase(Decrease) in Advance from Officers                           3,000                250                3,250
                                                                       --------           --------             --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES              (825)            (6,750)              (7,575)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                --                 --                   --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                                   --                250                  250
  Additional paid-in capital                                                 --             12,250               12,250
                                                                       --------           --------             --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                --             12,500               12,500
                                                                       --------           --------             --------

NET INCREASE (DECREASE) IN CASH                                            (825)             5,750                4,925

CASH AT BEGINNING OF YEAR                                                 5,750                 --                   --
                                                                       --------           --------             --------

CASH AT END OF YEAR                                                    $  4,925           $  5,750             $  4,925
                                                                       ========           ========             ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                             $     --           $     --             $     --
                                                                       ========           ========             ========
  Income Taxes                                                         $     --           $     --             $     --
                                                                       ========           ========             ========


                        See Notes to Financial Statements

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                             June 30, 2009 and 2008
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Saguaro Resources, Inc. (the "Company") was incorporated on February 29, 2008 under the laws of the State of Delaware. The Company's activities to date have been limited to organization and capital. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

The Company is primarily engaged in the acquisition and exploration of mining properties. The Company has acquired Sky 1-4 mineral claims in the Lida Quadrangle Area, Esmeralda County, NV for exploration and has formulated a business plan to investigate the possibilities of a viable mineral deposit.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The Company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probably reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                             June 30, 2009 and 2008
--------------------------------------------------------------------------------

Depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

NOTE 3 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                                                           As of June 30, 2009
                                                           -------------------
     Deferred tax assets:
       Net Operating Loss                                       $10,825
       Other                                                         --
                                                                -------
       Gross deferred tax assets                                  4,330
       Valuation allowance                                       (4,330)
                                                                -------
       Net deferred tax assets                                  $    --
                                                                =======

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                             June 30, 2009 and 2008
--------------------------------------------------------------------------------

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Recently issued accounting pronouncements will have no significant impact on the Company and its reporting methods.

NOTE 6 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $ 10,825 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statement of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 - RELATED PARTY TRANSACTIONS

Lynn Briggs, the sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus she may face a conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Lynn Briggs, the sole officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's upcoming S-1 offering. She will also not receive any interest on any funds that she advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

NOTE 8 - STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of Statement of Financial Accounting Standards 123. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                             June 30, 2009 and 2008
--------------------------------------------------------------------------------

Statement of Financial Accounting Standards 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On June 16, 2008, the Company issued a total of 2,500,000 shares of common stock to one director for cash in the amount of $0.005 per share for a total of $12,500

As of June 30, 2009 and June 30, 2008, the Company had 2,500,000 shares of common stock issued and outstanding.

NOTE 9 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2009 and June 30, 2008:

Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 2,500,000 shares issued and outstanding.

NOTE 10 - MINERAL CLAIMS

On June 20, 2008, the Company acquired a 100% interest in the Sky 1-4 Mineral Claims located in the Lida Quadrangle Area, Esmeralda County, Nevada. No proven or probable reserves on the property have been established. The cost of the Mineral Rights was impaired 100% as of June 30, 2008.

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                                 Balance Sheet
--------------------------------------------------------------------------------

                                                                    As of              As of
                                                                 September 30,        June 30,
                                                                     2009               2008
                                                                   --------           --------
                                                                  (Unaudited)        (Audited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $  1,050           $  4,925
                                                                   --------           --------
TOTAL CURRENT ASSETS                                                  1,050              4,925

OTHER ASSETS                                                             --                 --
                                                                   --------           --------
TOTAL OTHER ASSETS                                                       --                 --
                                                                   --------           --------

      TOTAL ASSETS                                                 $  1,050           $  4,925
                                                                   ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                 $    725           $     --
  Advances from Officers                                              5,245              3,250
                                                                   --------           --------
TOTAL CURRENT LIABILITIES                                             5,970              3,250

      TOTAL LIABILITIES                                               5,970              3,250

STOCKHOLDERS' EQUITY
  Common stock, ($0.0001 par value, 100,000,000 shares
   authorized; 2,500,000 shares issued and outstanding
   as of September 30, 2009 and September 30, 2008                      250                250
  Additional paid-in capital                                         12,250             12,250
  Deficit accumulated during development stage                      (17,420)           (10,825)
                                                                   --------           --------
TOTAL STOCKHOLDERS' EQUITY                                           (4,920)             1,675
                                                                   --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $  1,050           $  4,925
                                                                   ========           ========


                        See Notes to Financial Statements

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                                        February 29, 2008
                                                Three Months         Three Months          (inception)
                                                   Ended                Ended               through
                                                September 30,        September 30,        September 30,
                                                    2009                 2008                 2009
                                                 ----------           ----------           ----------
REVENUES
   Revenues                                      $       --           $       --           $       --
                                                 ----------           ----------           ----------
TOTAL REVENUES                                           --                   --                   --

GENERAL & ADMINISTRATIVE EXPENSES                     6,595                3,500               10,420
                                                 ----------           ----------           ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES              (6,595)              (3,500)             (10,420)
                                                 ----------           ----------           ----------
OTHER INCOME (EXPENSE)
   Impairement of mining rights                          --                   --               (7,000)
                                                 ----------           ----------           ----------
TOTAL OTHER INCOME (EXPENSE)                             --                   --               (7,000)
                                                 ----------           ----------           ----------

NET INCOME (LOSS)                                $   (6,595)          $   (3,500)          $  (17,420)
                                                 ==========           ==========           ==========

BASIC EARNINGS PER SHARE                         $    (0.00)          $    (0.00)          $    (0.01)
                                                 ==========           ==========           ==========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                       2,500,000            2,500,000            2,500,000
                                                 ==========           ==========           ==========


                        See Notes to Financial Statements

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                  Statement of changes in Shareholders' Equity
--------------------------------------------------------------------------------

                                                                                                Deficit
                                                          Common Stock         Additional       During
                                                       -------------------       Paid-in      Development
                                                       Shares       Amount       Capital         Stage         Total
                                                       ------       ------       -------         -----         -----
BALANCE, FEBRUARY 29, 2008 (INCEPTION)                      --      $   --      $     --      $      --      $     --

Commn stock issued,June 16, 2008  at $.005
 per share                                           2,500,000         250        12,250             --        12,500

Loss for the period beginning February 29, 2008
 (inception) to June 30, 2008                                                                    (7,000)       (7,000)
                                                    ----------      ------      --------      ---------      --------

BALANCE, JUNE 30, 2008 (AUDITED)                     2,500,000         250        12,250         (7,000)        5,500
                                                    ==========      ======      ========      =========      ========

Loss for the year ended June 30, 2009 (Audited)                                                  (3,825)       (3,825)
                                                    ----------      ------      --------      ---------      --------

BALANCE, JUNE 30, 2009 (AUDITED)                     2,500,000         250        12,250        (10,825)        1,675
                                                    ==========      ======      ========      =========      ========

Loss for the 3-months ended September 30, 2009                                                   (6,595)       (6,595)
                                                    ----------      ------      --------      ---------      --------

BALANCE, SEPTEMBER 30, 2009 (UNAUDITED)              2,500,000      $  250      $ 12,250      $ (17,420)     $ (4,920)
                                                    ==========      ======      ========      =========      ========


                        See Notes to Financial Statements

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                      February 29, 2008
                                                                     Three Months        (inception)
                                                                        Ended             through
                                                                     September 30,      September 30,
                                                                         2009               2009
                                                                       --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                    $ (6,595)          $(17,420)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Increase(Decrease) in Accounts payable and accrued liabilities          725                725
    Increase(Decrease) in Advance from Officers                           1,995              5,245
                                                                       --------           --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES            (3,875)           (11,450)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                --                 --
                                                                       --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                                   --             12,500
                                                                       --------           --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                --             12,500
                                                                       --------           --------

NET INCREASE (DECREASE) IN CASH                                          (3,875)             1,050

CASH AT BEGINNING OF THE PERIOD                                           4,925                 --
                                                                       --------           --------

CASH AT END OF YEAR                                                    $  1,050           $  1,050
                                                                       ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                             $     --           $     --
                                                                       ========           ========

  Income Taxes                                                         $     --           $     --
                                                                       ========           ========


                        See Notes to Financial Statements

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                               September 30, 2009
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Saguaro Resources, Inc. (the "Company") was incorporated on February 29, 2008 under the laws of the State of Delaware. The Company's activities to date have been limited to organization and capital. The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations.

The Company is primarily engaged in the acquisition and exploration of mining properties. The Company has acquired Sky 1-4 mineral claims in the Lida Quadrangle Area, Esmeralda County, NV for exploration and has formulated a business plan to investigate the possibilities of a viable mineral deposit.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The Company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probably reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                               September 30, 2009
--------------------------------------------------------------------------------

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Recently issued accounting pronouncements will have no significant impact on the Company and its reporting methods.

NOTE 3 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                                                        As of September 30, 2009
                                                        ------------------------

     Net Operating Loss                                         $ 17,420
     Deferred tax assets                                           6,968
     Other                                                             0
     Gross deferred tax assets                                     6,968
     Valuation allowance                                          (6,968)
                                                                --------
     Net deferred tax assets                                    $      0
                                                                ========

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                               September 30, 2009
--------------------------------------------------------------------------------

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

NOTE 5 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $ 17,420 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statement of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 6 - RELATED PARTY TRANSACTIONS

Lynn Briggs, the sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus she may face a conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Lynn Briggs, the sole officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's upcoming S-1 offering. She will also not receive any interest on any funds that she advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering. Advance to her as of September 30, 2009 is $ 5,245.

                             Saguaro Resources, Inc.
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                               September 30, 2009
--------------------------------------------------------------------------------

NOTE 7 - STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of Statement of Financial Accounting Standards 123. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of Statement of Financial Accounting Standards 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On June 16, 2008, the Company issued a total of 2,500,000 shares of common stock to one director for cash in the amount of $0.005 per share for a total of $12,500

As of September 30, 2009 and September 30, 2008, the Company had 2,500,000 shares of common stock issued and outstanding.

NOTE 8 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2009 and September 30, 2008:

Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 2,500,000 shares issued and outstanding.

NOTE 9 - MINERAL CLAIMS

On June 20, 2008, the Company acquired a 100% interest in the Sky 1-4 Mineral Claims located in the Lida Quadrangle Area, Esmeralda County, Nevada. No proven or probable reserves on the property have been established. The cost of the Mineral Rights was impaired 100% during the quarter ended September 30, 2008.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs of this offering are as follows:

                       Expenses(1)                      US($)
                       -----------                    ---------

                 SEC Registration Fee                 $    1.12
                 Legal and Professional Fees          $1,500.00
                 Accounting and Auditing              $4,000.00
                 Printing of Prospectus               $  498.88
                                                      ---------
                 TOTAL                                $6,000.00
                                                      =========
----------
(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Saguaro Resources, Inc.'s By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Delaware General Corporation Law.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Saguaro Resources, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On June 16, 2008, the Company issued a total of 2,500,000 shares of common stock to Lynn Briggs for cash at $0.005 per share for a total of $12,500.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company and bear a restrictive legend.

ITEM 16.   EXHIBITS.

The following exhibits are included with this registration statement:


     Exhibit
     Number                         Description
     ------                         -----------

       3.1       Certificate of Incorporation (Previously filed)
       3.2       Bylaws (Previously filed)
       5.1       Opinion re: Legality and Consent of Counsel (Previously filed)
      23.1       Consent of Independent Auditor
      23.2       Consent of Consulting Geologist
      99.2       Subscription Agreement (Previously filed)

ITEM 17. UNDERTAKINGS

a.   The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is relying on Rule 430B (230.430B of this chapter):

               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claims for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Darlington, County Durham on November 16, 2009.


                                         Saguaro Resources, Inc., Registrant


                                         By: /s/ Lynn Briggs
                                             -----------------------------------
                                             Lynn Briggs, President, Secretary,
                                             Treasurer, Chief Executive Officer,
                                             Chief Financial Officer and
                                             Principal Accounting Officer and
                                             Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




/s/ Lynn Briggs                     Chief Executive Officer             November 16, 2009
---------------------------         -----------------------             -----------------
Lynn Briggs                                 Title                             Date


/s/ Lynn Briggs                     Chief Financial Officer             November 16, 2009
---------------------------         -----------------------             -----------------
Lynn Briggs                                 Title                             Date


/s/ Lynn Briggs                     Principal Accounting Officer        November 16, 2009
---------------------------         ----------------------------        -----------------
Lynn Briggs                                 Title                             Date